UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 12, 2025

QVC GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Wilson Drive

West Chester, PA 19380

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 701-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Series A common stock	QVCGA	The Nasdaq Stock Market LLC
Series B common stock	QVCGB	*
8.0% Series A Cumulative Redeemable Preferred Stock	QVCGP	The Nasdaq Stock Market LLC

* The registrant’s Series B Common Stock trades on the OTCQB Venture Market as of May 28, 2025.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of QVC Group, Inc. (the “Company”) and the Compensation Committee of the Board, with the advice of their independent compensation consultant and legal advisors, have conducted a comprehensive review of the Company’s compensation programs. As a result of this review, the Board and the Compensation Committee have determined that the historic compensation structure and related performance metrics would benefit from certain changes designed to improve the effectiveness of such programs in motivating and incentivizing the Company’s workforce. To that end, the Board and the Company implemented the following revised compensation structure for the Company’s senior executives (including David Rawlinson, our President and Chief Executive Officer, and Bill Wafford, our Chief Financial Officer and Chief Administrative Officer, as discussed in more detail below). A revised compensation structure is also being implemented for a large number of existing participants in the Company’s incentive compensation programs (the details of which vary by jurisdiction) (these participants, together with the Senior Executives (as defined below), the “Eligible Employees”):

•	The Company has determined to guarantee to each Eligible Employee who remains employed through the end of 2026 cash payments generally equal to the following: (i) for nine senior executives (including Messrs. Rawlinson and Wafford) (the “Senior Executives”), 50% of their target variable compensation for 2025 and 100% of their target variable compensation for 2026, and (ii) for all other Eligible Employees (except the Senior Executives), 50% of their target variable compensation for 2025 and 2026 (the payments described in (i) and (ii), the “Guaranteed Compensation”). With the exception of the Senior Executives as described below, this Guaranteed Compensation will be earned and paid on a quarterly basis through the end of 2026. Payments for Messrs. Rawlinson and Wafford are in line with the approximate 50th percentile of peer companies’ compensation for comparable executive officers.

o	To ensure that the Senior Executives are motivated to achieve important operational goals of the Company, a portion of their Guaranteed Compensation is subject to meeting certain performance conditions.

o	All other Eligible Employees (except the Senior Executives) remain eligible to earn the portion of their annual bonus that is not part of the Guaranteed Compensation.

•	To provide a stronger retention benefit to certain employees, the Company has agreed to prepay (i) the Guaranteed Compensation for the Senior Executives and (ii) existing retention benefits for other specified employees (including the Senior Executives). Prepaid compensation to Senior Executives will be subject to repayment on an after-tax basis if certain employment and, as applicable, performance conditions are not satisfied.

We believe this compensation structure will be effective in retaining Eligible Employees and in motivating them to achieve important operational goals of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2025

QVC GROUP, INC.

By:	/s/ Katherine C. Jewell
	Name:	Katherine C. Jewell
	Title:	Vice President and Secretary

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